EXHIBIT 99.1

Aptose Announces Results from Annual and Special Meeting of Shareholders

SAN DIEGO and TORONTO, May 27, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. ("Aptose" or the "Company") (TSX: APS; OTC: APTOF), a clinical-stage precision oncology company developing a tuspetinib (TUS) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), today announced the voting results from the Company's annual and special meeting of shareholders held today, May 27, 2025 (the "Meeting"). A total of 1,477,794 common shares of the Company, representing 57.90% of the common shares of the Company entitled to be voted, were voted by shareholders present or represented by proxy at the Meeting.

The Company is pleased to announce that all of the nominees listed in the proxy statement dated April 28, 2025 (the "Proxy Statement"), were re-elected as Directors. The results of the vote are provided below:

Nominee	Votes For	% Votes For	Votes Against	% Votes Against
Ms. Carol G. Ashe	1,055,169	97.80	23,724	2.20
Dr. Denis Burger	1,054,232	97.71	24,662	2.29
Dr. Erich Platzer	1,065,494	98.76	13,399	1.24
Dr. William G. Rice	1,053,959	97.69	24,935	2.31
Dr. Mark D. Vincent	1,054,474	97.74	24,420	2.26
Mr. Warren Whitehead	1,065,452	98.75	13,442	1.25
Dr. Bernd R. Seizinger	1,065,504	98.76	13,389	1.24

Aptose shareholders also voted in favor of the following matters:

  an advisory (non-binding) resolution on the compensation of the Corporation's named executive officers, as more particularly described in the Proxy Statement;
  a resolution, the full text of which is set forth in the Proxy Statement, approving amendments to the Corporation's 2021 stock incentive plan to increase the number of common shares reserved for issuance thereunder (the "Stock Incentive Plan Amendment Resolution");
  a resolution, the full text of which is set forth in the Proxy Statement, approving the adoption of an amendment to the Corporation's articles to effect a reverse stock split of the Company’s outstanding common shares at a ratio in the range of 1-for-2 to 1-for-20, to be effected at a ratio and date as determined by the board of directors of Aptose (the "Reverse Split Proposal"); and
  a resolution, the full text of which is set forth in the Proxy Statement, approving one or more adjournments of the Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting to approve the Stock Incentive Plan Amendment Resolution or the Reverse Split Proposal and to permit the Corporation to complete the search for a successor auditor to KPMG LLP.

The Company has adjourned the Meeting to a later date and time to permit the Company to complete its search for a successor auditor to KPMG LLP. Once the new meeting date is determined, Aptose will issue a press release with the details and provide shareholders with information about the proposed new independent auditor. At the reconvened meeting, shareholders will be asked to vote on the appointment of the successor auditor and the authorization of the board of directors to set such auditor’s remuneration.

Please refer to the Company's Proxy Statement available on SEDAR+ at www.sedarplus.ca or EDGAR www.sec.gov for more details on the matters covered at the Meeting. Final voting results on all matters voted on at the Meeting will also be filed on SEDAR+ and EDGAR.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company's lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the Company's expectations with respect to retaining a new auditor, including further communication regarding the reconvention of the Meeting, expectations with respect to effecting the Reverse Split Proposal and other statements including words such as "continue", "expect", "intend", "will", "hope" "should", "would", "may", "potential" and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:
Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com